Mueller Industries, Inc. Reports Fourth Quarter and Fiscal 2014 Earnings

MEMPHIS, Tenn., February 3, 2015-- Mueller Industries, Inc. (NYSE: MLI) announced today that net income for the fourth quarter ending December 27, 2014 was $18.0 million, or 32 cents per diluted share.  This compares with net income of $15.4 million, or 27 cents per diluted share in the fourth quarter of 2013.

During the fourth quarter of 2014, the Company recognized gains on the sale of its ABS plastic pipe equipment and the sale of its U.K. based import distribution business totaling $4.8 million; offset by severance charges of $4.2 million related to the ongoing reorganization of the Yorkshire Copper Tube business acquired in early 2014.

For the 2014 fiscal year, net income was $101.6 million, or $ 1.79 per diluted share, on net sales of $2.4 billion.  This compares with net income of $172.6 million, or $3.06 per diluted share, on net sales of $2.2 billion for 2013.  In both 2014 and 2013 net income includes several unusual items. Excluding these unusual items*, fiscal year 2014 net income was $103.3 million, or $1.82 per diluted share, compared to $86.4 million, or $1.53 per diluted share in 2013, a 19 percent increase.

Financial and Operating Highlights:

●	Unit volume increases, offset by decreases in copper prices, drove the increase in net sales for both the fourth quarter and the full year.

o
Volume increased 18.9 percent for the quarter and 14.9 percent for the year compared to the same periods in 2013.  Our acquired businesses contributed 5.8 percent and 8.6 percent of the unit volume increases, respectively.

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The average price of copper for 2014 was $3.12 or 22 cents per pound lower than 2013.  For the fourth quarter the average price of copper was $2.99 or 30 cents per pound lower than the same period the year prior.

●	For the 2014 fiscal year, cash generated from operations was $90.6 million. The Company ended the year with $352.1 million of cash on hand or $6.19 per share.

●	Debt to total capitalization was 23 percent at year-end and the current ratio was 4.0 to 1.

Regarding the outlook, Greg Christopher, Mueller’s CEO said, “We are pleased with the continued improvement in our business performance.  Unit volumes improved in all four quarters in 2014 versus the prior year and continue to rise with the gradual improvement of the markets we serve.  We are encouraged by the market trend and anticipate continued strengthening in 2015.”

* See schedule of unusual items attached to this release.

Mueller Industries, Inc. is a leading manufacturer of copper tube and fittings; brass and copper alloy rod, bar and shapes; aluminum and brass forgings; aluminum and copper impact extrusions; plastic fittings and valves; refrigeration valves and fittings; and fabricated tubular products.  Mueller’s operations are located throughout the United States and in Canada, Mexico, Great Britain, and China.  Mueller’s business is importantly linked to: (1) the construction of new homes; (2) the improvement and reconditioning of existing homes and structures; and (3) the commercial construction market that includes office buildings, factories, hotels, hospitals, etc.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties.  These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company's SEC filings.  The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” and similar expressions are intended to identify forward-looking statements.  The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report.  The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT

Jeffrey A. Martin

(901)753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Year Ended
(In thousands, except per share data)	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

Net sales	$537,342	$487,715	$2,364,227	$2,158,541

Cost of goods sold	468,889	421,812	2,043,719	1,862,089
Depreciation and amortization	8,084	8,030	33,735	32,394
Selling, general, and administrative expense	31,228	35,836	131,740	134,914
Gain on sale of assets	(4,842)	—	(6,259)	(39,765)
Severance	4,224	—	7,296	—
Impairment charges	—	—	—	4,304
Insurance settlements	—	—	—	(106,332)

Operating income	29,759	22,037	153,996	270,937

Interest expense	(1,827)	(1,050)	(5,740)	(3,990)
Other (expense) income, net	(683)	127	(243)	4,451

Income before income taxes	27,249	21,114	148,013	271,398

Income tax expense	(9,200)	(6,094)	(45,479)	(98,109)

Consolidated net income	18,049	15,020	102,534	173,289

Net (income) loss attributable to noncontrolling interest	(62)	364	(974)	(689)

Net income attributable to Mueller Industries, Inc.	$17,987	$15,384	$101,560	$172,600

Weighted average shares for basic earnings per share	56,169	55,854	56,042	55,742
Effect of dilutive stock-based awards	668	760	726	742

Adjusted weighted average shares for diluted earnings per share	56,837	56,614	56,768	56,484

Basic earnings per share	$0.32	$0.28	$1.81	$3.10

Diluted earnings per share	$0.32	$0.27	$1.79	$3.06

Dividends per share	$0.0750	$0.0625	$0.3000	$0.2500

Summary Segment Data:

Net sales:
Plumbing & Refrigeration Segment	$323,641	$283,197	$1,416,701	$1,225,306
OEM Segment	216,592	206,557	959,914	947,784
Elimination of intersegment sales	(2,891)	(2,039)	(12,388)	(14,549)

Net sales	$537,342	$487,715	$2,364,227	$2,158,541

Operating income:
Plumbing & Refrigeration Segment	$16,859	$12,438	$93,230	$219,146
OEM Segment	17,235	15,432	85,714	76,631
Unallocated expenses	(4,335)	(5,833)	(24,948)	(24,840)

Operating income	$29,759	$22,037	$153,996	$270,937

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	December 27, 2014	December 28, 2013
ASSETS
Cash and cash equivalents	$352,134	$311,800
Accounts receivable, net	275,065	271,847
Inventories	256,585	251,716
Other current assets	57,429	39,354

Total current assets	941,213	874,717

Property, plant, and equipment, net	245,910	244,457
Other assets	140,973	128,593

	$1,328,096	$1,247,767

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of debt	$36,194	$29,083
Accounts payable	100,735	80,897
Other current liabilities	101,140	109,276

Total current liabilities	238,069	219,256

Long-term debt	205,250	206,250
Pension and postretirement liabilities	41,556	27,426
Environmental reserves	21,842	22,144
Deferred income taxes	24,556	35,975
Other noncurrent liabilities	1,389	849

Total liabilities	532,662	511,900

Total Mueller Industries, Inc. stockholders’ equity	762,150	703,405
Noncontrolling interest	33,284	32,462

Total equity	795,434	735,867

	$1,328,096	$1,247,767

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended
(In thousands)	December 27, 2014	December 28, 2013

Cash flows from operating activities
Consolidated net income	$102,534	$173,289
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	34,076	32,693
Stock-based compensation expense	6,265	5,704
Insurance settlements	—	(106,332)
Insurance proceeds – noncapital related	—	32,395
Gain on disposal of assets	(5,405)	(42,300)
Impairment charges	—	4,304
Deferred income taxes	(6,495)	19,213
Income tax benefit from exercise of stock options	(837)	(719)
Changes in assets and liabilities, net of business acquired:
Receivables	(21,932)	19,110
Inventories	1,381	5,963
Other assets	(23,652)	562
Current liabilities	5,849	(14,139)
Other liabilities	(2,223)	(1,935)
Other, net	1,044	705

Net cash provided by operating activities	90,605	128,513

Cash flows from investing activities
Capital expenditures	(39,173)	(41,349)
Acquisition of business, net of cash acquired	(30,137)	(55,276)
Proceeds from sale of assets, net of cash transferred	33,788	65,147
Insurance proceeds for property and equipment	—	29,910
Net deposits into restricted cash balances	(2,902)	(1,417)

Net cash used in investing activities	(38,424)	(2,985)

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(16,819)	(13,941)
Debt issuance cost	—	(50)
Issuance of debt by joint venture, net	7,258	857
Net cash used to settle stock-based awards	(719)	(228)
Repurchase of common stock	(58)	—
Repayments of long-term debt	(1,050)	(1,000)
Income tax benefit from exercise of stock options	837	719

Net cash used in financing activities	(10,551)	(13,643)

Effect of exchange rate changes on cash	(1,296)	981

Increase in cash and cash equivalents	40,334	112,866
Cash and cash equivalents at the beginning of the period	311,800	198,934

Cash and cash equivalents at the end of the period	$352,134	$311,800

MUELLER INDUSTRIES, INC.
Reconciliation of Net Income as Reported to Pro Forma Without Unusual Items
(Unaudited)

Earnings attributable to normal operations without the unusual items noted below is a measurement not derived in accordance with generally accepted accounting principles (GAAP).  Excluding these items is useful, as it measures the operating results that are the outcome of daily operating decisions made in the normal course of business.  Reconciliation of earnings attributable to normal operations without the unusual items to net income as reported is as follows:
	For the Year Ended December 27, 2014
		Impact of
(In thousands, except per share data)	As Reported	Yorkshire Copper Tube Severance	Gain on Sale of Assets	Pro forma
Operating income	$153,996	$7,296	$(6,259)	$155,033

Interest expense	(5,740)	—	—	(5,740)
Other expense, net	(243)	—	—	(243)

Income before income taxes	148,013	7,296	(6,259)	149,050
Income tax expense	(45,479)	(1,563)	2,266	(44,776)

Consolidated net income	102,534	5,733	(3,993)	104,274
Net income attributable to non-controlling interest	(974)	—	—	(974)

Net income attributable to Mueller Industries, Inc.	$101,560	$5,733	$(3,993)	$103,300

Diluted earnings per share	$1.79	$0.10	$(0.07)	$1.82

	For the Year Ended December 28, 2013
		Impact of
(In thousands, except per share data)	As Reported	Insurance Settlement	Gain on Plastic Sale	Impairments	Other	Pro forma
Operating income	$270,937	$(106,332)	$(39,765)	$4,304	$2,290	$131,434

Interest expense	(3,990)	—	—	—	—	(3,990)
Other income, net	4,451	—	—	—	(3,000)	1,451

Income before income taxes	271,398	(106,332)	(39,765)	4,304	(710)	128,895
Income tax expense	(98,109)	40,723	16,845	(1,719)	481	(41,779)

Consolidated net income	173,289	(65,609)	(22,920)	2,585	(229)	87,116
Net income attributable to non-controlling interest	(689)	—	—	—	—	(689)

Net income attributable to Mueller Industries, Inc.	$172,600	$(65,609)	$(22,920)	$2,585	$(229)	$86,427

Diluted earnings per share	$3.06	$(1.16)	$(0.41)	$0.05	$(0.01)	$1.53